Exhibit 10.142

This Instrument Prepared By

Kenneth P. Ezell, Jr.

Baker, Donelson, Bearman, Caldwell & Berkowitz

211 Commerce Street

Suite 800

Nashville, TN 37201

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE is made and entered into as of the 10th day of July, 2013 (the “Effective Date”), by and between EMORY DEVELOPMENT PARTNERS, LLC, a Tennessee limited liability company (“Assignor”) to and in favor of CHP KNOXVILLE PLAZA B MOB OWNER, LLC, a Delaware limited liability company (“Assignee”).

WITNESSETH:

WHEREAS,: St. Mary’s Healthcare System, Inc. (“SMH”), predecessor by merger to Mercy Hospital Partners, Inc. (“MHP”), as landlord, and Assignor, as tenant, entered into that certain Ground Lease Agreement dated as of December 12, 2007, as amended by that certain First Amendment to Ground Lease dated as of April 15, 2008, by and between SMH and Assignor, and as further amended by that certain Second Amendment to Ground Lease dated as of October 27, 2008, by and between SMH and Assignor (as amended, the “Lease”), by which Assignor leases certain real property more particularly described on the attached Exhibit “1” (the “Property”);

WHEREAS, a Memorandum of Ground Lease has been recorded as Instrument No. 200802110060083 in the Register’s Office for Knox County, Tennessee evidencing the Lease;

WHEREAS, MHP assigned the Lease, as Landlord, to Metro Knoxville HMA by that certain Assignment and Assumption of Leases dated October 1, 2011; and

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to acquire from Assignor all Assignor’s right, title and interest in, to and under the Lease.

NOW, THEREFORE, in consideration of the premises and mutual covenants and promises of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1. Assignment of Lease. Assignor hereby assigns all of its right, title and interest in and to the Lease to Assignee. Assignor remains responsible for all liabilities and obligations of Assignor relating to the Lease which accrued prior to the Effective Date.

2. Assumption by Assignee. Assignee hereby agrees to assume and perform all of the obligations, liabilities and responsibilities of the Assignor under the Lease which shall arise or be incurred, or which are required to be performed, on and after the Effective Date.

3. Indemnity - Assignee. Assignee hereby warrants, covenants and agrees to diligently perform and discharge each and all of Assignor’s obligations, duties, responsibilities and covenants under the Lease and to indemnify and hold Assignor harmless from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages and expenses of any nature whatsoever (including without limitation, court costs and reasonable attorneys’ fees) which Assignor may incur, sustain or suffer or which may be asserted or charged against Assignor which are caused by Assignee’s performance or non-performance of such obligations, duties, responsibilities, covenants and liabilities under the Lease on or after the Effective Date.

4. Indemnity - Assignor. Assignor hereby indemnifies and agrees to hold harmless Assignee from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages and expenses of any nature whatsoever (including, without limitation, court costs and reasonable attorney’s fees) which Assignee may incur, sustain or suffer or which may be asserted or charged against Assignee, which are caused by Assignor’s performance or non-performance of such obligations, duties, responsibilities, covenants and liabilities under the Lease being assigned hereby, or any of them, prior to the Effective Date.

5. Further Assurances. Assignor agrees from time to time, upon the reasonable request and at the costs and expense of Assignee, to execute, acknowledge and deliver such further documentation as may be necessary or desirable in Assignee’s discretion to accomplish fully and properly evidence the assignment of the Lease from Assignor to Assignee.

6. Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the Assignor has executed this Assignment and Assumption Agreement as of the date and year first above written.

EMORY DEVELOPMENT PARTNERS, LLC, a Tennessee limited liability company

By:	/s/ Norman T. Brinkman
Name:	Norman T. Brinkman
Title:	Managing Member

STATE OF VIRGINIA

COUNTY OF ALBEMARLE

Before me, /s/ Benjamin W. Ochs, a Notary Public in and for the State and County aforesaid, personally appeared, /s/ Norman T. Brinkman, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the /s/ President of EMORY DEVELOPMENT PARTNERS, LLC, the within named bargainor, a Tennessee limited liability company, and that he as such /s/ President, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such EMORY DEVELOPMENT PARTNERS, LLC, a Tennessee limited liability company /s/ President.

WITNESS my hand and seal at office, on this the 1st day of July, 2013.

/s/ Benjamin W. Ochs
Notary Public

My Commission Expires:
/s/ November 30, 2014

ACCEPTANCE BY ASSIGNEE

Agreed to and accepted on behalf of Assignee by the undersigned duly authorized officer of Assignee.

CHP KNOXVILLE PLAZA B MOB OWNER, LLC, a Delaware limited liability company

By:	/s/ Tracey B. Bracco
Name:	Tracey B. Bracco
Title:	Vice President

STATE OF FLORIDA

COUNTY OF ORANGE

Before me, /s/ Cathleen A. Coffey, a Notary Public in and for the State and County aforesaid, personally appeared, Tracey B. Bracco, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged herself to be the Vice President of CHP KNOXVILLE PLAZA B MOB OWNER, LLC, a Delaware limited liability company, the within named bargainor, and that she as such Vice President, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by herself as such Vice President.

WITNESS my hand and seal at office, on this the 1st day of July, 2013.

/s/ Cathleen A. Coffey
Notary Public

My Commission Expires:
/s/ 9/24/13

Exhibit “1”

The Property

[Intentionally Omitted]